Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in this Registration Statement Post-Effective Amendment No. 1 to Form S-2 filed by Nestor, Inc. of our report dated February 26, 2003, relating to the financial statements which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1 to Form S-2.



/s/Carlin, Charron & Rosen, LLP
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Carlin, Charron & Rosen, LLP
Providence, Rhode Island

January 30, 2004